VICAL INC.

LIMITED POWER OF ATTORNEY FOR SECTION 13
AND SECTION 16 FILINGS

	I, JAMES R. SINGER, sole member of CDEF LLC, do hereby make, constitute and appoint Benjamin W. Lund and Cindy L. Violette, and each of them acting individually; my true and lawful attorneys for the purpose hereinafter set forth, effective as of this 31st day of December, 2013.

	References in this limited power of attorney to "my Attorney" are to each of the persons named above and to the person or persons substituted hereunder pursuant to the power of substitution granted herein.

	I hereby grant to my Attorney, for me and in my name, place and stead, the power:

	1.	To execute for and on my behalf, in my capacity as a stockholder of
VICAL INC. (the "Company"), Schedule 13D and Schedule 13G, and all and any
amendments thereto, in accordance with Section 13 of the Securities Exchange
Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange
Act");

	2.	To execute for and on my behalf in my capacity as a stockholder of the
Company, Form 3, Form 4, and Form 5, and all and any amendments thereto, in accordance with Section 16(a) of the Exchange Act;

	3.	To do and perform any and all acts for and on my behalf that may be necessary or desirable to complete and execute any such Schedule 13D,
Schedule 13G, Form 3, Form 4, and Form 5 or any amendment thereto, and to timely file such schedule, form or amendment thereto with the United States
Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority; and

	4.	To take any other action of any type whatsoever that, in the opinion of my Attorney, may be necessary or desirable in connection with the foregoing grant of authority, it being understood that the documents executed by my Attorney pursuant to this limited power of attorney shall be in such form and shall contain such terms and conditions as my Attorney may approve.

	I hereby grant to my Attorney full power and authority to do and to perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that my Attorney shall lawfully do or cause to be done by virtue of this limited power of attorney and the rights and powers herein granted.
I acknowledge and agree that neither my Attorney nor the Company is assuming any of my responsibilities to comply with the
Exchange Act.

	This limited power of attorney shall remain in full force and effect until I am no longer required to file any Schedule 13D, Schedule 13G, Form 3, Form
4 or Form 5 with respect to my holdings of, and transactions in, securities of the Company, unless earlier revoked by me in a signed writing delivered to each of my Attorneys and any substitutes therefor, if any. This limited power of attorney may be filed with the SEC as a confirming statement of the authority granted herein.

	IN WITNESS WHEREOF, I have hereunto set my hand to this instrument on the date first above written.


						/s/James R. Singer
						_____________________________
						James R. Singer, Sole Member of
						CDEF LLC



STATE OF MAINE

COUNTY OF CUMBERLAND

	On this 31st day of December, 2013, before me personally appeared James R. Singer, sole member of CDEF LLC, and executed the foregoing instrument and acknowledged it to be his free act and deed.

						/s/Ben Lombard
						_____________________________
						Notary Public for the State of Maine
						My Commission Expires:  1/10/2014